Exhibit 5.1

Travers Smith LLP 10 Snow Hill, London EC1A 2AL
T: +44 (0)20 7295 3000 | www.traverssmith.com

Micro Focus International plc
The Lawn,
22-30 Old Bath Road,
Newbury,
RG14 1QN

3 August 2017
Dear Sirs

We have been asked as English law legal advisers to Micro Focus International plc (the “Company”) to give the opinions in this letter in connection with the Registration Statement on Form F-4 (as amended or supplemented after the date hereof, the “Registration Statement”), filed with the U.S. Securities and Exchange Commission, under the Securities Act of 1933, as amended (the “Securities Act”), on 3 August 2017, for the registration of ordinary shares of the Company (the “Shares”) represented by American Depositary Shares to be issued in connection with the Merger, as described in the Registration Statement.

Defined terms used in this letter shall bear the same meaning as in the Registration Statement, unless otherwise defined herein.

This letter and the opinions given in it are governed by and relate only to English law as applied by the courts of England and Wales at the date of this letter. For the purpose of this letter, we have made no investigation of the laws of any jurisdiction other than England and Wales. In particular,

(a)
by giving this opinion, we do not assume any obligation to notify you of future changes in law which may affect the opinions expressed in this opinion, or otherwise to update this opinion in any respect;

(b)
to the extent that the laws of any other jurisdiction may be relevant, our opinion is subject to the effect of such laws. We express no views in this opinion on the validity of the matters set out in any opinion given in relation to such laws; and

(c)
we have not been responsible for verifying whether statements of fact (including foreign law), opinion or intention in any documents referred to in this opinion or in any related documents are accurate, complete or reasonable.

For the purpose of issuing this letter we have reviewed only a copy of the Articles of Association of the Company certified by the Secretary of the Company as a true and complete copy of the original document and we have assumed such document is complete, accurate and conforms to the original which itself is genuine. The opinions given in this letter are given on the basis of the assumptions (made without investigation), and are subject to the reservations, set out herein.

TRAVERS SMITH LLP IS A LIMITED LIABILITY PARTNERSHIP REGISTERED IN ENGLAND AND WALES UNDER NUMBER OC 336962 AND IS AUTHORISED AND REGULATED BY THE SOLICITORS REGULATION AUTHORITY (SRA NUMBER 489478). A LIST OF THE MEMBERS OF TRAVERS SMITH LLP IS OPEN TO INSPECTION AT: 10 SNOW HILL LONDON EC1A 2AL.

The opinions given in this letter are only given in connection with the preparation and filing of the Registration Statement by the Company with the U.S. Securities and Exchange Commission on 3 August 2017 and, more particularly, for the purpose of inclusion of this letter as an exhibit to the Registration Statement, and are strictly limited to the matters stated in the following paragraph. We express no opinion as to any tax matter.

On the basis of the assumptions, and subject to the reservations set out herein, and having regard to such considerations of English law in force as at the date of this letter (as we consider relevant), we are of the opinion that, subject to:

(a)	the Resolutions being duly and validly passed and remaining in full force and effect and not having been rescinded or amended;

(b)
the Micro Focus Board validly resolving to allot the Shares at a duly convened and quorate meeting of the Micro Focus Board (or a duly authorised committee thereof) and such board resolutions being in full force and effect and not having been rescinded or amended; and

(c)	the completion of the Merger taking place and entry of the name of the Depositary in the Company’s register of members in respect of the Shares;

all of the Shares, if and when issued and delivered (as applicable) as described in the Registration Statement, shall have been duly and validly authorised and issued (as applicable), fully paid or credited as fully paid and no further amounts shall be payable to the Company in respect of the issue thereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This letter may not be relied upon by you for any other purpose, and may not be read as extending by implication to any other matters.

Furthermore, this letter is given to you on the basis that any limitation on the liability of any of your other advisers, whether or not we are aware of that limitation, will not adversely affect our position in any circumstances.

Yours faithfully

/s/ Travers Smith LLP
Travers Smith LLP